                                                                Exhibit 10.27

                     COMMENCEMENT DATE AND TERMINATION DATE

                                   AGREEMENT

                                                        Date:  November 26, 1991

This Agreement is a supplement to that certain Lease dated July 12, 1991, between MATAS CORPORATION as agent for AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under a certain Trust Agreement dated the 31st day of August, 1983, and known as Trust Number 65110 (hereinafter referred to as "Landlord"), and First Premium Services, Inc. (hereinafter referred to as "Tenant"), for 4,558 square feet in the building known as 520 Lake Cook Road, Deerfield, Illinois.

Landlord and Tenant agree that: The Commencement Date of the Lease Term shall be December 1, 1991 instead of October 1, 1991, and the Termination Date of the Lease Term shall be March 31, 1997 instead of January 31, 1997.

MATAS CORPORATION                                 FIRST PREMIUM SERVICES, INC.



By:___________________________                    By:___________________________

                    C O R P O R A T E   5 0 0   C E N T R E





                                   LEASE WITH





                          FIRST PREMIUM SERVICES, INC.
                                     Tenant





                                  Rental Agent

                               MATAS CORPORATION
                               500 Lake-Cook Road
                           Deerfield, Illinois 60015

                               TABLE OF CONTENTS

SECTION                                                                                                              PAGE
-------                                                                                                              ----
1.       Lease of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
3.       Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
4.       Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
5.       Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
6.       Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
7.       Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
5.       Landlord's Services and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
9.       Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
10.      Rights Reserved to Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11.      Telephone, Electric and Other Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
12.      Landlord's Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
13.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.      Waiver of Certain Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
15.      Condition of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
16.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
17.      Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
18.      Untenantability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
19.      Defaults; Conditional Limitations; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
20.      Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
21.      Subordination or Superiority of this Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
22.      Sprinklers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
23.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
24.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
25.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
26.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
27.      Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
28.      Exculpatory Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
29.      Limitation on Landlord's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
30.      Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         EXHIBIT A (Plan of Premises) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         EXHIBIT A-1 (Base Rent Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-2
         EXHIBIT B (Legal Description of the Real Estate) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
         EXHIBIT C (Construction Rider) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
         Attachment A to Exhibit C (Building Standards) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-7
         Attachment B to Exhibit C (Space Plan and Plan Notes)  . . . . . . . . . . . . . . . . . . . . . . . . . . . C-8
         EXHIBIT D (Lease Estoppel Certificate) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
         EXHIBIT E (Garage Rider) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1
         EXHIBIT F (Storage Rider)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
         EXHIBIT G (Rules and Regulations)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
         EXHIBIT H (Janitor Services) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . H-1

                                     LEASE
                                      FOR
                              CORPORATE 500 CENTRE

         This Lease is made as of the 31st day of July, 1991, between Matas Corporation, as agent for AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually, but solely as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110 (the "Landlord"), and First Premium Services, Inc. (the "Tenant"), as follows:

1. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises consisting of that certain office space shown outlined in red or by a heavy line on the plan attached hereto as Exhibit A (the Premises") located on the third floor in the office building located at 520 Lake Cook Road, Deerfield, IL (the "Building") in the project commonly known as "Corporate 500 Centre" (the "Project"), and more particularly described on Exhibit B hereto (the "Real Estate"). The Building, the Project and the Real Estate together with the vehicular drives, the above and below ground parking facilities, and all other structures and improvements now or hereafter located upon the Real Estate are hereinafter sometimes collectively called the "Property". The Premises contain 4,558 rentable square feet.

2. TERM. The term of the lease (the "Term") is for five (5) years and four (4) months commencing on the first (1st) day of October (the "Commencement Date") and ending on the thirty-first (31st) day of January, 1997 (the "Termination Date"), unless sooner terminated as hereinafter provided.

3.       POSSESSION.

         A. In the event the Premises shall not be substantially completed, and ready for occupancy on the Commencement Date this Lease shall nevertheless continue in full force and effect, but Rent (as hereinafter defined) shall abate until the Premises are ready for occupancy or until the Landlord is able to deliver possession, as the case may be, and Landlord shall have no other liability whatsoever on account hereof; provided, however, there shall be no abatement of Rent if the Premises are not ready for occupancy because of failure to complete the installation of special equipment, fixtures or materials ordered by Tenant, or because of any delays resulting from Tenant's failure to promptly submit plans in accordance with the Construction Rider attached hereto as Exhibit C (the "Construction Rider") or resulting from material changes or additions to Tenant's plans after submission thereof or from any other tenant delay described in the Construction Rider (all of the foregoing being herein called "Tenant Delays"). The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. The Premises shall be deemed substantially complete and fully tenantable when any uncompleted work or the performance thereof will not hinder, interfere with, delay or obstruct Tenant in its business operations.

         B. If Tenant shall take possession of the Premises or any part thereof, prior to the Commencement Date (which Tenant may not do without Landlord's prior written consent), all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as if the Commencement Date had been fixed as the date when Tenant took possession of such whole or part of the Premises and Tenant shall pay Rent for the period of such occupancy prior to the Commencement Date at the rate of the annual Base Rent set forth in Paragraph 4 hereof prorated for such period of occupancy and, if less than the whole Premises are occupied, for the proportionate area of the total Premises so occupied.

         C. Under no circumstances shall the occurrence of any of the events described in this Paragraph 3 be deemed to accelerate or defer the Termination Date.

4. RENT. Tenant shall pay to Landlord's rental agent, MATAS CORPORATION (the "Rental Agent"), at 500 Lake Cook Road, Deerfield, Illinois 60015, or to such other persons or at such other places as Landlord may direct from time to time by written notice to Tenant, by check which at the time of payment is legal tender for the payment of public and private debts in the United States of America, the aggregate of the following, all of which are hereby declared to be "Rent":

         A. Base rent (the "Base Rent") at the annual rate set forth on Exhibit A-I attached hereto and made a part hereof, each payable in advance promptly on the first day of each and every calendar month during the Term without demand and without any set-off or deduction whatsoever, except that the first full month's installment of Base Rent shall be paid by Tenant concurrently with the execution of this Lease. The annual Base Rent was determined on the basis of Fifteen and 50/100 Dollars ($15.50) per rentable square foot in the Premises for the first twelve (12) months of the Term and increased at the rate of three percent (3%) per annum for years 2-5 compounded annually. Notwithstanding the foregoing, the first month's payment of Base Rent shall be abated.

         B. The rent payable pursuant to the Garage Rider and Storage Rider, if entered into as part of this Lease;

         C. "Additional Rent" (hereinafter defined) including, without limitation, all estimated monthly installments of the Expense Adjustment Amount;

         D. All other sums payable by Tenant to Landlord pursuant to this Lease; and

         E. Interest at the "Default Rate" from the date 10 days after due date of each payment of Rent until paid. "Default Rate" means the lower of:
(i) the highest lawful rate, or (ii) a rate of interest equal to the sum of five percent (5%) plus the rate of interest announced from time to time by the First National Bank of Chicago ("First") as its corporate base rate or if such rate is unavailable such other similar rate or standard chosen by Landlord in the exercise of its reasonable discretion (the "Base Rate").

         Tenant recognizes that late payment of Base Rent or any other sum due hereunder will result in administrative expenses to landlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Tenant therefore agrees that when Base Rent or any other sum is due and payable from Tenant to Landlord pursuant to the terms of this Lease, and such amount remains unpaid 5 business days after such amount is due, the amount of such unpaid Base Rent or other sum shall be increased by a late charge to be paid to Landlord by Tenant equal to $100.00.

         The provisions of this Paragraph shall in no way relieve Tenant of the obligation to pay Base Rent or other payments on or before the date on which they are due, nor shall the collection by Landlord of any amount under either subparagraph hereof impair (a) the ability of Landlord to collect the amount charged under subparagraph 4.E hereof or (b) Landlord's Remedies set forth in Paragraph 23 of this Lease.

         If the Term or the obligation to pay Base Rent commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent for such month shall be prorated on a per diem basis. The prorated Base Rent for the portion of the month in which the Term or the obligation to pay Base Rent commences shall also be paid at the time of execution of this Lease.

5. ADDITIONAL RENT. In addition to paying Base Rent specified in Paragraph 4 hereof, Tenant shall pay as "Additional Rent", the amounts determined pursuant to subparagraphs B and C of this Section 5. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent".

                 Without limitation of the other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Additional Rent provided in this Section 5 shall survive the expiration of the Term. For any partial Lease Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent based on the number of days of the term falling within such Lease Year.

         A. Certain Definitions. For the purposes of Sections 4 and 5 of this Lease, the following terms, words or phrases shall have the meanings and definitions described in this Subsection 5.A.:

                 (i) Notwithstanding the foregoing, "Lease Year" means a calendar year. If the Term commences other than on January 1, Lease Year also means that period of time from the Commencement Date (or such earlier date as Tenant takes possession of the premises as provided in Section 3) through the next succeeding December 31. If the Term ends on a date other than December 31, then "Lease Year" also means that period ending on the date of expiration of the Term and commencing on the immediately preceding January 1.

                 (ii)     (a)     "Operating Expenses" means Taxes (as
hereinafter defined) and all costs, expenses, charges and disbursements of every kind, nature or description whatsoever (determined for the applicable calendar year on an accrual basis), paid or incurred by Landlord or its beneficiaries relating to the ownership, management, operation, maintenance, replacement, and repair of the Property and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith.

                          (b)     Operating Expenses shall not include the
following: (1) costs of alterations of any premises or common areas in the Building for other tenants of the Building, costs of capital improvements to the Property (except that Operating Expenses shall include (a) the cost during the Term, as reasonably amortized by Landlord with interest at a rate equal to the sum of two percent (2%) plus the Base Rate, of any capital improvement completed after the commencement of the Term which are intended to reduce any component cost included within Operating Expenses, and (b) the cost of any capital improvements which Landlord is required to make, or which Landlord shall deem necessary, to keep the Property in compliance with all applicable governmental rules and regulations), (2) interest and principal payments on mortgages, (3) ground rental payments, and (4) leasing commissions or fees, (5) costs incurred in connection with the construction of the Building; (6) costs (to the extent such costs constitute capital costs under generally accepted accounting principles) of defects in or inadequacy of the construction of the Building, the improvements within the Premises, the premises of other Building tenants, and any other improvements located in the Building; (7) legal fees (other than those relating to the general operation of the Building, which exclusion from Operating Expenses shall include legal fees for specific tenant matters other than those related to Operating Expenses, space planner's fees, architectural fees, engineering fees (other than those relating to the general operation of the Building), marketing and advertising expenses (other than those relating to the general operation of the Building), incurred in connection with the development, leasing and construction of the Building or any improvements on the Land; (8) costs for which Landlord is reimbursed by condemnation proceeds, insurance, by its carriers or any tenant carrier, or otherwise; (9) any fines, penalties, bad debt losses, rent losses, or losses or reserves for bad debt or rent losses;
(10) costs associated with the operation of the business of the legal entity which constitutes Landlord as the same is distinguished from the cost and operation of the Building, including legal entity formation, internal entity accounting and legal matters and cost associated with title litigation, land trustee changes, costs of defending foreclosures, cost of mortgage financing and defending defaults under ground leases; (11) costs of defending any lawsuits with Mortgagee (except as the actions of Tenant may be in issue); (12) costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building or the other improvements located on the land; (13) costs of disputes between Landlord and any third party not relating to the Building; (14) the costs associated with employees who do not devote the majority of their time to the Building shall be prorated to the extend that such employee devote their time to the Building; (15) the cost of utility installation and tap-in charges; (16) income or franchise taxes of Landlord; and (17) csts of services not rendered to all tenants occurring after the Commencement Date.

                          (c)     If less than (95%) of the Building's rentable
area is occupied during all or any portion of any Lease Year, Landlord may elect to make an appropriate adjustment of the "Operating Expenses" for such year based on Landlord's good faith determination of the amount of "Operating Expenses" that would have been paid or incurred by Landlord had (95%) or more of the Building's rentable area been occupied throughout such Lease Year, and the amount so determined by Landlord shall be deemed to have been the amount of "Operating Expenses" for such Lease Year. If any Operating Expense, though paid in one year, relates to more than one Lease Year, at the option of Landlord, such Operating Expense may be proportionately allocated among such related Lease Years. If any Operating Expense relates to more than one Building or parcel of property on the Property, at the option of Landlord, such Operating Expense may be allocated among all such buildings or parcels of property to which it relates. If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

                 (iii) "Taxes" means all federal, state and local governmental taxes, assessments and charges (including transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its beneficiaries shall pay or become obligated to pay because of or in connection with ownership, leasing, management, control or operation of the Property or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including without limitation, all ad valorem taxes, the Illinois Replacement Tax, County Impact Fee and any tax measured or based upon rental or rental receipts. The amount included in Taxes for any Lease Year shall be the amount indicated by the tax bills assessed in respect of such Lease Year (e.g., the taxes includable in Taxes for any calendar year shall be the tax designated as that calendar year's taxes, regardless of whether they are paid or payable in that calendar year), except that if the tax bills for such year are not available as of the date of the statement, the amount of such taxes may be reasonably estimated by the person preparing the statement. There shall be deducted from Taxes, as determined for any year, the amount of any refund of Taxes received by Landlord during such year, but only to the extent such refund relates to Taxes for a period within the Term. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. If any special assessment payable in installments is levied against the Property, Taxes for any year shall include only installments of such assessments and any interest thereon payable with respect to such year (all without regard to any right to pay or payment of any such special assessment in a lump sum or single payment). Taxes shall not include any federal or state franchise, capital stock, inheritance, income, or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution of any such taxes for any Taxes as hereinabove defined, such substituted taxes shall be included in Taxes. Taxes include legal fees, court costs and expenses charged or payable by or on behalf of Landlord for the contest of or protest of any Taxes.

                 (iv) "Tenant's Proportionate Share" means 2.55%, being the percentage calculated by dividing the square feet of rentable area contained in the Premises by the number of square feet (being one hundred percent (100%) of the square feet of rentable area of the Building). Landlord warrants that Tenant's Proportionate Share will be computed in accordance with the BOMA Standard.

         B.      Expense Adjustment.

                 (i) Tenant shall pay as Additional Rent an amount (the "Expense Adjustment Amount") equal to Tenant's Share of the Operating Expenses for each Lease Year, except that Tenant shall be required to pay only a pro rata amount of the Expense Adjustment Amount for the Lease Years in which the first and last days of the Term occur prorated on a per diem basis.

                 (ii) Prior to the commencement of each Lease Year, Landlord shall notify Tenant of Landlord's estimate of the Expense Adjustment Amount for such Lease Year and Tenant shall pay such amount in equal monthly installments on the first day of each calendar month during such Lease Year.
If at one or more times during such Lease Year Landlord revises its estimate of the Expense Adjustment Amount for such Lease Year, Landlord may notify Tenant of such revised estimate and of the increase or decrease in such monthly payments thereafter payable during such Lease Year necessary to cause the total monthly payments during such Lease Year to equal Landlord's then current estimate of the Expense Adjustment Amount for such Lease Year, and Tenant shall thereafter pay such revised monthly payment amount on the first day of each calendar month thereafter during such Lease Year. Each such estimate provided by Landlord shall show separately the amount thereof allocable to Taxes and the amount thereof allocable to Operating Expenses other than Taxes.

                 (iii) Following the close of each Lease Year, Landlord shall furnish to Tenant a statement setting forth the actual Expense Adjustment Amount for such Lease Year (exclusive of Taxes) and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess, if any, of such actual Expense Adjustment Amount (exclusive of Taxes) for such Lease Year as shown in said statement over the amount of the payments theretofore made by Tenant with respect to the Expense Adjustment Amount (exclusive of Taxes) for such Lease Year based upon Landlord's estimates.

                 (iv) After Landlord receives the relevant tax bills for each Lease Year, Landlord shall also furnish to Tenant a statement setting forth the actual amount of Taxes for such Lease Year and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess, if any, of such actual amount of Taxes for such Lease Year as shown in said statement over the amount of the payments theretofore made by Tenant with respect to Taxes for such Lease Year based upon Landlord's estimates.

                 (v) If the total estimated monthly payments paid by Tenant for any Lease Year exceeds the actual Expense Adjustment Amount for such Lease Year, such excess shall be credited against payments due or next becoming due hereunder.

                 (vi) If Tenant requests upon reasonable advance notice to Landlord, Landlord shall make available to Tenant within thirty (30) days, following the receipt by Tenant of the Expense Adjustment Amount, Landlord's books and records maintained with respect to the Operating Expenses or Taxes, as applicable, for such calendar year. If Tenant wishes to contest any item written within any Expense Adjustment Amount, Tenant shall do so in a written notice (the "Contest Notice") received by Landlord within thirty (30) days following Tenant's receipt of such statement. The

Contest Notice shall specify in detail the item or items being contested and specific grounds therefor. If Tenant timely gives a Contest Notice to Landlord, any dispute with respect to any item or items in such Expense Adjustment Statement shall be submitted to an independent certified public accountant ("CPA") mutually agreed upon by both Tenant and Landlord whose decision shall be binding upon the parties. Tenant shall pay on demand all fees of the CPA with respect to any such disputes unless the amount of the Expense Adjustment Amount, as applicable, exceeds the amount of Expense Adjustment Amount as finally determined by the CPA by more than 5%.

6.       INTENTIONALLY OMITTED

7. USE. Tenant shall occupy and use the Premises for general office purposes only.

8. LANDLORD'S SERVICES AND OBLIGATIONS. So long as Tenant is not in default hereunder, Landlord shall furnish the following services:

         A. Heating-Air Conditioning. Landlord shall furnish heat and air conditioning to provide a temperature and humidity condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m. (Saturday 8:00 a.m. to 1:00 p.m.), Sundays and holidays excepted according to standard usage in Class A buildings of comparable age and quality in the metropolitan Chicago area. Tenant will be charged for all heating and cooling requested and furnished before or after these hours at rates from time to time established by Landlord as based on Landlord's costs. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to provide and install supplementary air conditioning units in the Premises and the cost of providing, installing, operating and maintaining the same shall be paid by Tenant to Rental Agent as additional Rent. Notwithstanding anything to the contrary in this Paragraph 8.A. or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's reasonable judgement, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with applicable codes, rules and regulations and Tenant agrees to fully cooperate with Landlord's institution of such policies, programs and measures.

         B. Water. Landlord shall furnish cold water from regular Building outlets for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and hot water for public lavatory purposes from the regular supply of the Building. Tenant shall pay Rental Agent at rates fixed by Landlord for water furnished for any other purpose as additional Rent hereunder. Tenant shall not waste or permit the waste of water.

         C. Window Washing. Landlord shall furnish window washing of all exterior windows, weather permitting, at intervals to be determined by Landlord consistent with other first class office buildings.

         D. Janitor Service. Landlord shall furnish daily janitor services in the Premises as set forth on Exhibit H attached hereto, Saturdays, Sundays and holidays excepted. Tenant shall not provide janitor services without the prior written consent of Landlord and then only subject to the supervision of Landlord and as Tenant's sole responsibility, cost and expense, by contractors or employees at all times satisfactory to Landlord.

         E. Elevator Service. Landlord shall furnish passenger elevator service (which may be by automatic elevators) in common with Landlord and other tenants, daily. Daily freight elevator service (subject to scheduling and charges established by Landlord) shall be available in common with Landlord and other tenants of the Building and any use of the freight elevator service by contractors, agents or employees of Tenant shall be at Tenant's sole cost, responsibility and expense and at all times satisfactory to Landlord. Tenant shall incur no charge for freight elevator service used during normal business hours or initial move-in.

         F. Electrical Wiring Facilities. Landlord shall furnish electrical wiring facilities adequate for the Building Standard allowance for lighting fixtures provided by Landlord and for Tenant's incidental uses. Tenant shall bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures. In respect to such incidental uses, adequate electrical wiring and facilities will be furnished in the Leased Premises by Landlord, provided that (a) the connected electrical load of the lighting equipment does not exceed an average of two (2) watts per square foot of the Leased Premises and the connected electrical load of the incidental use equipment does not exceed an average of one (1) watt per square foot of the Leased Premises; (b) the electricity so furnished for incidental uses will be at a nominal 120 volts and no electrical circuit for the supply of such incidental use will have a circuit breaker capacity exceeding 20 amperes; and
(c) such electricity will be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at Tenant's expenses by arrangement with Commonwealth Edison Company or another approved local utility.

         G. Interruption of Services. Landlord does not warrant that any service will be free from interruptions caused by labor controversies, accidents, inability to obtain fuel, steam, water or supplies, governmental regulations, or other causes beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of service. Landlord agrees to use reasonable efforts to cause the restoration of services in the event of any failure, delay or diminution described above. Notwithstanding the foregoing, in the event any services called for under the terms of Paragraph G hereof to be provided by Landlord which materially affect Tenant's business are continuously interrupted for a period in excess of ten (10) days due to Landlord's sole negligence or breach of Landlord's obligations hereunder to repair or maintain, Base Rent hereunder shall be abated until such services are restored. If Landlord negligence renders the Premises untenantable for thirty (30) consecutive days, Tenant may terminate this Lease with written notice to Landlord by the 35th day from the date of lack of service.

         H.      Billing For Electricity.

                 (i) Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Paragraph 8.A. hereof) directly to the utility company furnishing such service provided that Landlord can make satisfactory arrangements with the utility company supplying the electricity to the Premises for separate metering and billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.

                 (ii) If the Premises cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an annual amount, as estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company's then current rates.

         I. Charges for Services. Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to, hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, with notice to Tenant, discontinue any or all of such service and such service discontinuance shall not be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

9.       TENANT'S OBLIGATIONS.

         A. Repairs. Except for ordinary wear and as otherwise provided in this Lease, Tenant shall or shall cause Landlord to as hereinafter provided, at all times during the Term hereof, at Tenant's sole cost and expense, keep the Premises in good order, repair and condition as existed beginning on the Commencement Date. Tenant shall promptly arrange with Landlord to have Landlord make repairs of all damage to the Premises (other than damage to movable and removable fixtures, the repair of which may be done by Tenant) and the replacement or repair of all damaged or broken glass (including signs thereon), fixtures and appurtenances (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord, and the amount paid by Landlord for such repairs and replacements shall be paid by Tenant and deemed additional Rent reserved under this Lease and shall be due and payable at the same time as the installment of Rent for which it is billed. Landlord may, but shall not be required to enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, preservation or improvement of the Building, or as Landlord may be required to do by the municipality in which the Building is located or by the order or decree of any court or by any other proper authority. The cost of all repairs made by Landlord to the Property which are made necessary as a result of misuse or neglect by Tenant or Tenant's employees, invitees or agents shall be immediately paid as additional Rent by Tenant to Landlord upon being billed for same. Tenant shall not be responsible for repairs of or due to structural defect or repairs to air conditioning, ventilation, mechanical and plumbing equipment in the Premises (except if necessitated by Tenant negligence.)

         B. Removal Permit. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the Rental Agent authorizing Building employees to permit such articles to be removed.

         C.      Alterations.

                 (i). Tenant shall not make installations, alterations or additions in or to the Premises without securing the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided, however, it shall not be deemed unreasonable for Landlord to refuse its consent to any proposed alteration, addition, or improvement which affects either the structure, operating systems, insurability, value or cost of operation of the Building or which would affect the operation of any other tenant. If Landlord consents to said installations, alterations or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all cost to be incurred in connection with such work, insurance against liabilities which may arise out of such work, approval of plans and specifications for such work by Landlord and permits necessary for such work. Such work shall be done at the sole cost and expense of Tenant by employees of or contractors employed by Landlord, or with Landlord's consent in writing given prior to letting of such contract, by contractors employed by Tenant, but in each case, only under written contract previously approved in writing by Landlord, and subject to all conditions Landlord may impose including, without limitation, conditions which will assure Landlord that all work will be performed lien free under the Mechanics Lien Act of Illinois. All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used, and shall comply with all insurance requirements, and with all ordinances and regulations of the Village of Deerfield or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof. Tenant shall permit Landlord to supervise all construction operations within the Premises and shall pay to Landlord, prior to the commencement of the work, a percentage of the costs of such work, at a rate from time to time established by Landlord sufficient to reimburse Landlord for all overhead, general conditions, fees and other expenses arising from supervision of and involvement with the work. If alterations are made by Tenant's contractors, Tenant shall furnish to Landlord prior to commencement thereof, building permits and certificates of appropriate insurance and bonds, and upon completion of any installation, alteration or addition, Contractor's Affidavits and full and final Waivers of Lien for all labor and material expended and used. Tenant shall hold harmless Landlord from all claims, costs, damages, liens and expenses which may arise out of or be connected in any way with said installations, alterations or additions. Any alterations or repairs which are undertaken by Tenant shall be performed by union labor which is compatible with the union or unions representing the service employees of Landlord in the Project.

                 (ii). All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same as provided in Section 16) be relinquished to Landlord in good condition, ordinary wear excepted.

         D. Holding Over. Tenant shall pay to Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease by lapse of time or otherwise, 150% of the amount of the Rent (computed on a daily basis) then required by the terms hereof for the last monthly period prior to the date of such termination and also pay all damages (including consequential damages) sustained by Landlord by reason of such retention. Such Holdover rent shall be effective and payable to Landlord only after Landlord's written notice to Tenant electing to treat Tenant as a tenant at will: provided, however, that if and only if Landlord and Tenant have been engaged in good faith negotiations concerning possible extension of the Term and terms hereof, Landlord agrees that Tenant's obligation to pay Base Rent at the Holdover rate after termination of the Term shall not become effective unless and until Landlord notifies Tenant that such negotiations have ceased and that Landlord demands possession of the Premises.

         E. Rules and Regulations. Tenant agrees, for itself, its employees, agents, clients, customers, invitees, visitors and guests, to observe the rules and regulations attached hereto as Exhibit H and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which may be desirable in its judgment for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and all amendments thereto shall become a part of this Lease. Tenants shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege expressly granted herein to Tenant and further provided that Landlord shall fairly and equitably enforce such rules and regulations against all tenants.

10. RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby released), except damage or injury caused by the negligence of Landlord, its employees or agents or breach of any of Landlord's obligations and in the absence of Tenant contributory negligence, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoffs, or abatement of rent;

         A. To change the name or street address of the Building or Project.

         B. To install and maintain signs on the exterior and interior of the Building (except within the Premises) or anywhere on the Property.

         C. To designate all sources furnishing sign painting and lettering, ice, mineral or drinking water, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Premises.

         D. To have passkeys, including card keys, to the Premises and to furnish door keys for the entry door(s) in the Premises at the commencement of the Lease.

         E. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy any time after Tenant abandons or vacates the Premises.

         F. To enter the Premises at reasonable hours to make inspections, or to exhibit the Premises to prospective tenants, purchasers or others, or for other reasonable purposes, provided, however, that Landlord's activities do not unreasonably interfere with Tenant's business.

         G. To have access to all mail chutes according to the rules of the United States Post office.

         H. To require all persons entering or leaving the Building during such hours as Landlord from time to time reasonably may determine to identify themselves to a watchman by registration or otherwise and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Property.

         I. To approve the weight, size and location of safes, computers, and all other heavy articles in and about the Premises and the Building and to require all such items and other office furniture and equipment to be moved in and out of the Property and Premises only at such time and in such manner as Landlord shall reasonably direct and in all events at Tenant's sole risk and responsibility.

         J. At any time or times, to decorate at its own expense, and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Property or any part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Property all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

         K. To do or permit to be done any work in or about the Premises or the Property or any adjacent or nearby building, land, street or alley.

         L. To grant to anyone the exclusive right to conduct any business or render any service on the Property or in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Section 7 of this Lease.

         M. To close the Building at 6:00 p.m. or at such other reasonable time as Landlord may determine, however, subject to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord.

         N. To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord, which permission shall not be unreasonably withheld or delayed.

         O. To require Tenant to move to other premises on another floor in the Building or any other office building in Phase II of the Project (herein referred to as the "New Premises") upon receipt of thirty (30) days' written notice from Landlord provided that the New Premises shall be substantially similar, both in finish and location, to the initial Premises, in which event Landlord shall pay all moving costs and costs for improving the New Premises so that they are substantially similar to the Premises, including telephone relocation, new carpeting, wall and window treatment. If Landlord relocates Tenant as provided above, the Rent per square foot for the new Premises shall remain the same and Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business nor to any abatement or reduction in rent, nor shall Tenant's obligations under this Lease be otherwise affected, as a result of the substitution, except as otherwise provided in this subparagraph O. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this subparagraph O. Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide to Landlord such approvals, instructions, plans, specifications or other information as may be reasonably requested by Landlord.

         P. To designate certain parking areas in the subterranean garage in the Building and on the Real Estate or adjacent land for the exclusive use of one or more tenants of the Building or any other building now existing or hereafter constructed in the Project, and to make, prescribe and adopt rules and regulations with respect to the use of such parking areas.

         Q. To establish controls and rules for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and the Premises.

         R. To retain all other rights reserved by Landlord pursuant to the provisions of this Lease.

11.      TELEPHONE, ELECTRIC AND OTHER SERVICES.

         A. Tenant shall make arrangements directly with the telephone companies or multi-tenant communications services companies servicing the Building for such telephone service in the Premises as may be desired by Tenant. Tenant shall pay the entire cost of all telephone charges, electricity consumed within the Premises, maintenance of light fixtures and replacement of lamps, bulbs, tubes, ballasts and starters.

         B. If Tenant desires telegraphic, telephonic, burglar alarm, computer installations or signal service (which service shall be at Tenant's sole expense), upon request, Landlord shall direct where and how all connections and wiring for such service shall be introduced and run. In the absence of such directions, Tenant shall make no borings, cutting or install any wires or cables in or about the Premises.

         C. In no event shall Landlord be liable or responsible to Tenant for any loss, damage, or expense which Tenant may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for Tenant's requirements; and also that it shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance.

12. LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

13. QUIET ENJOYMENT. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term.

14.      WAIVER OF CERTAIN CLAIMS.

         A. To the full extent now or hereafter permitted by law, Tenant waives and releases all claims against Landlord, its beneficiaries, officers, directors, shareholders, partners, agents, employees and servants, in respect of, and they shall not be liable for injury to person or damage to property sustained by Tenant or by any occupant of the Premises or the Property, or any other person, occurring in or about the Property, or the Premises resulting directly or indirectly, from any existing or future condition, defect, matter or thing in the Premises, the Property or any part of it, or from equipment or appurtenances therein, or from accidents, or from any occurrence, act, or from neglect or omission of any tenant or occupant on the Property, or of any other person including Landlord, its beneficiaries, its officers, directors, shareholders, partners, agents, employees and servants except for the gross negligence or willful misconduct of Landlord, its agents or employees. This Section shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or omission of other tenants, occupants or servants of the Property or of any other persons including Landlord, its officers, directors, agents, employees and servants, and whether such damage be caused or result from any thing or circumstance above mentioned, or any other thing or circumstance whether alike or wholly different in nature. If any such damage to the Premises or the Property or any equipment or appurtenance therein, or to tenants thereof, results from any act or omission or negligence of Tenant, its agents, employees or invitees, Landlord, at Landlord's option, may repair such damage and Tenant, upon demand by Landlord, shall reimburse Landlord forthwith for all costs of such repairs and damages both to the Property and to tenants thereof. All property on the Property or in the Premises belonging to Tenant, its agents, employees or invitees, or to any occupant of the Premises shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. Tenant shall hold harmless Landlord and indemnify it against claims and liability for injuries to all persons and for the damage to, or the theft, misappropriation or loss of all property occurring in or about the Premises, or due to any act or omission of Tenant, its agents or employees or invitees.

15. CONDITION OF PREMISES. Tenant's taking possession shall be conclusive evidence that the Premises were then in good order, repair and satisfactory condition. Except as may be set forth in Exhibit C hereto, no promise of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof, and no representation respecting the condition of the Premises or the Property has been made to Tenant by Landlord.

16. TERMINATION. At the termination of this Lease, by lapse of time or otherwise:

         A. Surrender of Keys. Tenant shall surrender all keys, including card keys, of the Premises and Property to Landlord and make known to Landlord the explanation of all combination locks remaining on the Premises.

         B. Surrender of Premises. Tenant shall surrender to Landlord the Premises and all equipment and fixtures of Landlord in as good a condition and state of repair as when Tenant originally took possession thereof, subject, however, to

                 (i)      the provisions of Paragraphs C and D of this Section
16; or

                 (ii) ordinary wear and loss or damage by fire or other casualty described in Section 18 hereof, failing which Landlord may restore the Premises, equipment and fixtures to such condition and state of repair and upon demand, Tenant shall pay to Landlord the cost thereof.

         C. Removal of Additions. All installations, additions, hardware, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten days thereafter Landlord so directs by notice, Tenant shall promptly remove the installations, additions, hardware, non-trade fixtures and improvements, placed in or upon the Premises by Tenant and designated in the notice and restore the Premises to its original condition except for the alterations, improvements and additions consented to by the Landlord, failing which Landlord may remove the same and upon demand, Tenant shall pay to Landlord the cost of such removal and of any necessary restoration of the Premises. In addition, Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of property on the premises not belonging to Landlord. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal.

         D. Property Presumed Abandoned. All fixtures, installation, and personal property belonging to Tenant not removed from the Premises upon termination of this Lease and not required by Landlord to have been removed as provided in Paragraph C of this Section 16, shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord under this Lease as by a Bill of Sale.

17.      ASSIGNMENT AND SUBLETTING.

         A. Without the prior written consent of Landlord in each instance (which consent may not be unreasonably withheld or delayed) Tenant shall not:

                 (i) assign, transfer, mortgage, pledge, hypothecate or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it;

                 (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law;

                 (iii)sublet the Premises or any part thereof; or

                 (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 7 of this Lease or by any one other than Tenant and Tenant's employees. Any such action on the part of Tenant shall be void and of no effect.

Notwithstanding the foregoing, Tenant may, without the Landlord's written consent, but with prior notification to Landlord, do any of the following from time to time:

                          (a)     share space in the Premises with its
affiliates without such space sharing being deemed an assignment or sublease;

                          (b)     formally sublet space in the Premises to any
of its affiliates, provided that Tenant shall remain primarily liable under the Lease; and

                          (c)     assign this Lease, in whole or in part, or
sublet in whole or in part to any corporation into or with which shall be an affiliate, subsidiary, parent or successor of Tenant.

                          (d)     Together with Landlord, enter into a
Collateral Assignment of Lease in favor of Lasalle National Bank.

         B. By notice in writing, Tenant shall advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty
(60) days after date of Tenant's notice) to assign or transfer its interest as Tenant in this Lease, or sublet any part or all of the Premises for the balance or any part of the Term. Tenant shall furnish to Landlord, simultaneously with Tenant's request for consent to assign or sublet, the following: (1) a true and correct copy of the proposed sublease or assignment, approved by the assignee, sublessee or transferee, (2) description of the portion of the Leased Premises to be occupied, (3) nature of the proposed assignee, sublessee or transferee's business, and (4) current credit reports and financial statements of the proposed assignee, sublessee or transferee. Landlord shall have the right without limitation of its right to consent to an assignment, transfer or sublease as provided under this Section 17, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's notice shall state the name and address of the proposed subtenant and a true and complete copy of the proposed sublease shall be delivered to Landlord with said notice. If Tenant's notice shall apply to all of the Premises, and Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is canceled pursuant to the foregoing with respect to less than the entire Premises, the Rent herein reserved shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, as described in this Lease, and this Lease, as so amended, shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's said notice with respect to any such space, shall not exercise its right to cancel as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment as aforesaid or subletting the space described in its notice. If this Lease is terminated in whole or in part as aforesaid, Landlord shall be free to deal directly with any such proposed assignee or sublessee without any responsibility or liability to Tenant on account thereof. Notwithstanding the foregoing right of Landlord to terminate the Lease, Tenant shall have the right to withdraw the requested assignment or sublease giving rise to such Landlord right to terminate by delivering written notice to Landlord within ten (10) days after receipt of Landlord's notice of intention to terminate.

         C. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.

         D. If Tenant shall assign or transfer its interest in this Lease or sublet the Premises having first obtained Landlord's consent, for a premium or at a rental in excess of the rent due and payable by Tenant under the provisions of Section 4 of this Lease, Tenant shall pay 50% of said premium or excess rent to Landlord after deduction of the reasonable expenses of such assignment or sublet.

         E. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this paragraph shall be of no effect and void.

18.      UNTENANTABILITY.

         A.      In the event

                 (i) all or a substantial portion of the Premises are made untenantable by fire or other casualty and Landlord shall decide not to restore or repair same, or

                 (ii) the Building is so damaged by fire or other casualty that Landlord shall decide to demolish or not rebuild the same, then, in any of such events, Landlord shall have the right to terminate this Lease by notice to Tenant within one hundred twenty (120) days after the date of such fire or other casualty and the Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty. In the event that all or a substantial portion of the Premises are made untenantable by fire or other casualty and Landlord shall decide to rebuild and restore the same, this Lease shall not terminate and Landlord shall repair and restore the Premises at Landlord"s expense and with due diligence, however, subject to reasonable delays for insurance adjustments and delays caused by forces beyond Landlord's reasonable control, but Landlord shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto. In such event, the Rent due hereunder shall abate in proportion to the nonusability of the Premises during the period of reconstruction and repair.

         B. Subject to the preceding paragraph, and subject to the last sentence of this paragraph, if the Premises are damaged by fire or other casualty but such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall proceed with all due diligence to repair and restore the Premises, however, subject to

                 (i)      reasonable delays for insurance adjustments, and

                 (ii) delays caused by forces beyond Landlord's reasonable control. In such event, the Rent shall abate in proportion to the nonusability of the Premises during the period while repairs are in progress unless such partial damages are due to the fault or neglect of Tenant. If the partial damage is the result of the fault or neglect of Tenant, Rent shall not abate during said period. If the Premises are made partially untenantable as aforesaid during the last two (2) years of the Term, Landlord shall have the right to terminate this Lease as of the date of fire or other casualty, in which event, the Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty. If Landlord fails to restore the Premises to full tenantability in as good condition and quality as prior to the casualty within 180 days of the casualty, Tenant may terminate this Lease by written notice to Landlord.

         C. In the event the Premises or the Building is damaged by fire or other casualty resulting from the act or neglect of Tenant, its agents, contractors, employees or invitees and if this Lease shall not be terminated by Landlord as a result of such damage, Tenant shall not be released from any of its obligations hereunder, including, without limitation, its duty to repair the Premises and its liability to Landlord for damages caused by such fire or other casualty and its duty to pay Rent, which Rent shall not be abated.
Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

         D. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 18 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord, at Landlord's cost, either directly or through an allowance to Tenant, at the beginning of the Term. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, which consent shall not be unreasonably withheld or delayed, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Section 9.D. hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

19.      DEFAULTS; CONDITIONAL LIMITATIONS; REMEDIES.

         A. Each of the following events shall be an "Event of Default" hereunder:

                 (i) Failure of Tenant to pay any installment of Rent or any part thereof or any other payments of money, costs, or expenses herein agreed to be paid by Tenant, when due; and if such failure shall continue for a period of 5 days after Landlord's notice thereof to Tenant.

                 (ii) Failure of Tenant to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of 30 days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such 30 day period, in which case no default shall be deemed to exist so long as Tenant shall have commenced curing the same within such thirty (30) day period and shall diligently and continuously prosecute the same to completion);

                 (iii) Any hazardous condition which is not cured by Tenant immediately upon written notice by Landlord specifying such hazardous condition;

                 (iv)     (a)     The filing of an application by Tenant for a
consent to the appointment of a receiver, trustee or liquidator of itself or of all of its assets; or

                          (b)     The filing by Tenant of a voluntary petition
in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due; or

                          (c)     The making by Tenant of a general assignment
for the benefit of creditors; or

                          (d)     The filing by Tenant of an answer admitting
the material allegations of or consenting to or defaulting in answering a petition filed against it in any bankruptcy proceeding;

                 (v) The entry of an order, judgment or decree by any court of competent jurisdiction adjudging Tenant a bankrupt or appointing a receiver, trustee or liquidator for Tenant, or all of its assets, and such order, judgment or decree continuing unstayed and in effect for any period of sixty (60) consecutive days;

                 (vi) If Tenant shall abandon or vacate the Premises for any period for which it has not paid its Rent in full;

                 (vii) If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to or devolve upon, any person or party, except in a manner herein expressly permitted;

                 (viii) If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days;

         B. If an Event of Default shall occur, at any time there after, at its option Landlord may:

                 (i) give written notice to Tenant stating that this Lease, and the Term shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease, the Term hereunder, and all rights of Tenant shall expire and terminate as if that date were the date herein definitely fixed for the termination of the Term, and Tenant shall quit and surrender the Premises but Tenant shall remain liable as hereinafter provided. After any such termination Landlord at its option may file a written declaration of termination in the official records of the county in which the Premises are located which written declaration shall be deemed a conclusive determination of the termination of this Lease.

                 (ii) re-enter and repossess the Premises, and Tenant shall nevertheless remain liable as hereinafter provided for the remainder of the Term. If Landlord shall so re-enter, Landlord, at its option, may repair and alter the Premises in such manner as the Landlord may deem necessary or advisable, and/or let or relet the Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent collected or received as a result of such letting or reletting Landlord shall first, pay to itself the reasonable cost and expense of retaking, repossessing, repairing and/or altering the Premises, and the reasonable cost and expense of removing all persons and property therefrom; second, pay to itself the reasonable cost and expense sustained in securing any new tenants (including any broker's commission), and if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises; and, third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability hereunder.
Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due on any such reletting. Should any rent so collected by Landlord after the aforementioned payments be insufficient to fully pay to Landlord a sum equal to all such Rent and other payments and charges reserved herein, the deficiency shall be paid by Tenant on the rent days herein specified.

                 (iii) in any of the circumstances hereinabove mentioned in which Landlord shall have the right to hold Tenant liable as above provided, Landlord shall have the right to elect, in place and instead of holding Tenant so liable, forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, in addition to any other damages becoming due hereunder, an aggregate sum which, at the time of such termination of this Lease or of such recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the Rent and all other payments and charges payable by Tenant hereunder that would have accrued for the balance of the Term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a Tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also the Taxes and other payments and charges as are required to be paid by Tenant under the terms of this Lease) for the balance of the Term.

                 (iv) Landlord, at Landlord's election from time to time may bring a suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installment or installments of Rent and other charges hereunder. Nothing herein contained shall be deemed to require Landlord to await the Termination Date.

                 (v) nothing in this Section 19. contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in any of the preceding paragraphs of this Section.

         C. No receipt of monies by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue or extend the term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent and other sum or sums of money and other charges herein reserved and agreed to be paid by Tenant then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such monies collected being deemed payments on account of the use and occupation of said Premises, or at the election of Landlord, on account of Tenant's liability hereunder.

         D. To the extent permitted by law, Tenant hereby expressly waives the service of any notice of intention to re-enter the Premises, including any and every form of demand and notice provided for in any statute or other law, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

         E. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach shall constitute a waiver of any such breach or of such covenant, agreement, term or condition.
No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         F. If any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease shall occur, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

         G. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         H. Tenant shall pay to the Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant shall also pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing any of the covenants and provisions of this Lease or incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such costs, expenses and attorneys' fees may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid with interest and costs shall be paid by Tenant to Landlord five (5) business days after the rendition by Landlord to Tenant of any bill or statement therefor.

         I. The Rent hereunder and each and every installment thereof, and all costs, reasonable attorneys' or solicitors' fees or other expenses which Landlord may incur in enforcing the provisions of this Lease, or on account of any delinquency of Tenant in carrying out the provisions of this Lease, shall be and are hereby declared to constitute a valid lien and security interest upon the interest of Tenant in this Lease and the personal property of Tenant located in the Premises to secure the payment and performance of all of Tenant's obligations hereunder.

20. EMINENT DOMAIN. If the Property, or any portion thereof which includes a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award. Rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Property, or if the grade or configuration of any street, highway, alley, bridge, elevated transit or other transit structure on or adjacent to the Property is changed or constructed by any competent authority and such change of grade makes it necessary or desirable to remodel the Property to conform to the changed grade or configuration, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days' notice prior to the date of cancellation designated in the notice. Under no circumstances shall any money or other consideration be payable by Landlord to Tenant for any cancellation or termination of this Lease as a result of an eminent domain proceeding, nor shall Tenant have any right to share in any condemnation award or in any judgment for damages resulting from an eminent domain proceeding. In the event a partial taking or conveyance materially diminishes Tenant's rights under the Lease, Tenant may terminate the Lease upon 90 days prior written notice to Landlord.

21.      SUBORDINATION OR SUPERIORITY OF THIS LEASE.

         A. Landlord heretofore has and hereafter from time to time may execute and deliver a mortgage or trust deed in the nature of a mortgage senior to all other mortgages or trust deeds, both referred to herein as "First Mortgage" against the Real Estate and Building, or any interest therein, and may sell and lease back the Real Estate. In addition, Landlord hereafter from time to time may execute and deliver one or more mortgages or deeds of trust junior to the First Mortgage or may subordinate the lien of the First Mortgage to another mortgage or deed of trust, collectively referred to herein as "Second Mortgage". The First Mortgage and Second Mortgage are herein collectively called "Mortgage". If requested by the mortgagee or trustee under any Mortgage, or the lessor of any ground or underlying lease ("ground lessor"), Tenant will either

                 (i) subordinate its interest in this Lease to the Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or to said ground or underlying lease or to both, provided, however that such requesting party agree not to disturb Tenant's quiet possession so long as

                          (a)     Tenant is not in default hereunder and

                          (b)     Tenant agrees to attorn in mode and manner
as set forth below, or

                 (ii) make Tenant's interest in this Lease superior thereto; and Tenant promptly will execute and deliver such agreement or agreements as reasonably may be required by such mortgagee or trustee under any Mortgage. Not withstanding the foregoing, Tenant covenants it will not subordinate this Lease to any mortgage or trust deed other than a First Mortgage (as defined in this Section 21) without the prior written consent of the holder of the First Mortgage.

         B.
                 (i) If any Mortgage shall be foreclosed, or any party shall take title to the Premises by deed in lieu of foreclosure (collectively "foreclosure") or if any ground or underlying lease be terminated,

                          (a)     the liability of the mortgagee or trustee
hereunder or purchaser or other taker of title at such foreclosure or any other subsequent owner designated as Landlord under this Lease (collectively, "subsequent owner") shall exist only so long as such trustee, mortgagee, purchaser, taker of title or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and

                          (b)     upon request of the subsequent owner, if the
Mortgage shall be subjected to foreclosure, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the ground lessor, if any ground or underlying lease shall be terminated, Tenant will attorn as Tenant under this Lease to the ground lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment provided, however, that Tenant shall not attorn to any subsequent owner other than a subsequent owner holding by reason of foreclosure of a First Mortgage without the prior written consent of the holder of the First Mortgage; and,

                 (ii) this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the mortgagee or trustee under any Mortgage and of any ground lessor.

         C. Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder in the reasonable judgment of Landlord, then this Lease may be so modified and Tenant agrees to promptly execute whatever documents are required therefor and deliver same to Landlord within ten (10) days following the request therefor.

         D. Tenant agrees to give any holder of any Mortgage (as defined in this Section 21), by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any Mortgage shall have an additional thirty
(30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any Mortgage has commenced within such thirty
(30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the holder of any Mortgage to cure such default has expired without cure, Tenant shall have no right to, and shall not, exercise any right it may have to terminate this Lease on account of Landlord's default.

22. SPRINKLERS. If the "sprinkler system" or any of its appliances installed in the Building or on the Property shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Landlord shall restore the same to good working condition at Tenant's sole expense; and if the Board of Fire Underwriters or Fire Insurance Exchange or any bureau, department or official of the state, county or village, requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business or the location of trade fixtures, or other contents of the premises, at Tenant's expense, Landlord promptly shall make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

23. NOTICES. In every instance where it shall be necessary or desirable for Tenant to serve any notice or demand upon Landlord, such notice or demand shall be sent by United States Registered or Certified Mail, postage prepaid, addressed to landlord at the place where rental under this Lease is then being paid. Any notice or demand to be given by Landlord to Tenant shall be effective if mailed or delivered to the Premises, or to such other address as may appear on the records of Landlord. Notice mailed as aforesaid shall be conclusively deemed to have been served at the close of the second business date following the date the notice was mailed.

24. SUCCESSORS AND ASSIGNS. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the prior written consent or election of Landlord, as provided in Section
17. The term "Landlord", as used in this Lease, means only the owner, or the mortgagee in possession, for the time being, of the Property, so that if any sale or sales of the Property shall occur, Landlord shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, that the purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

25.      INSURANCE.

         A. Landlord and Tenant agree to have all property insurance policies which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Without limiting any release or waiver of liability or recovery contained in any other paragraph of this Lease but rather in confirmation and furtherance thereof, Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is insured by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary to prevent the invalidation of said insurance coverage by reason of said waiver.

         B. At all times during the Term, at its sole cost and expense Tenant shall maintain in full force and effect insurance protecting Tenant and Landlord and Landlord's beneficiaries and their respective agents and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times satisfactory to Landlord and with such increases in limits as from time to time, Landlord may reasonably request. Initially, such limits shall be in the following amounts:

                 (i) Comprehensive General Liability Insurance, including Contractual Liability insuring the indemnification provisions contained in this Lease, with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence for Bodily Injury, Death and Property Damage.

                 (ii)     Insurance against

                          (a)     "All Risks" of physical loss to movable
fixtures, office equipment, furniture, trade fixtures, merchandise and all other items of Tenant's property on the Premises, and

                          (b)     loss of use of the Premises in an amount
equal to the full replacement cost thereof, without definition.

                 (iii) Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than Five Hundred Thousand Dollars ($500,000.00).

Prior to the commencement of the Term and prior to the expiration of any policy, Tenant shall furnish Rental Agent certificates evidencing that all required insurance is in force and providing that such insurance may not be canceled or changed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days' prior written notice shall be provided). Such certificate shall name as additional insureds (i) Landlord and the partners in Landlord; (ii) the beneficiary or beneficiaries of Landlord, if Landlord is a Land Trust, (iii) Landlord's agent, and (iv) such other persons as Landlord may from time to time designate.

         C. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court, all requirements of other governmental authorities, and requirements and recommendations of insurance rating agencies with respect to

Tenant's use of the Leased Premises, and shall not, directly or indirectly, make any use of the Leased Premises which may thereby be prohibited or be dangerous to person or property, which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this subparagraph C, Landlord, in addition to any other rights or remedies available to landlord, shall have the option to terminate this Lease and may require Tenant to make immediate payment of any increase in Landlord's insurance costs.

26.      MISCELLANEOUS.

         A. Wherever there is provided in this Lease a time limitation for performance by Landlord of any construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, strikes, governmental control, adverse weather or other factors beyond the reasonable control of Landlord.

         B. If any provision of this Lease or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Lease or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         C. The headings of Sections and paragraphs are for convenience only and do not define, limit or construe the contents of such Sections or paragraphs. References made in this Lease to numbered sections and paragraphs shall refer to the numbered Sections or paragraphs of this Lease, unless otherwise indicated.

         D. Each of the parties agrees, at the request of the other, to execute such instruments or documents as any party may reasonably request, acknowledging: the date of completion of the Premises; the date of acceptance of possession of the same; the commencement and expiration dates of this Lease; the Operating Expenses; Taxes and Consumer Price Index for any Lease Year; the Estimated Rent Adjustment Payments for any Lease Year; the number of rentable square feet demised to Tenant; Annual Base Rental amount; and the compliance or noncompliance by any party with any of the terms or provisions of this Lease; and to evidence any other or further matters as may be so reasonably requested.

         E. Tenant represents that except for Frain Camins & Swartchild (the Broker), it has not dealt with any real estate broker in connection with this Lease and, no broker other than the Broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant hereby indemnifies, defends, and holds Landlord harmless from and against any and all claims of any real estate broker for commissions in connection with this Lease other than the Broker.

         F. No waiver of default of Tenant shall be implied, and no express waiver shall affect any default other than the one default specified in such waiver and that one only for the time and to the extent therein stated.

         G. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

         H. This Lease shall be governed and construed under the laws of the State of Illinois.

         I.      Intentionally Omitted

         J. This Lease is to be executed in copies, each of which executed copy shall constitute an original. If a conflict between the provisions of any original lease with the provisions of any other original lease shall arise, then the provisions of Landlord's original lease will govern and control.

         K. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         L. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

         M. If Tenant is a corporation or partnership, each signatory of tenant personally represents and warrants that he is a duly authorized signatory for and on behalf of the Tenant, and agrees that if the representation and warranty contained in this paragraph is false, each signatory shall be personally liable under this Lease.

27. ESTOPPEL CERTIFICATES. From time to time upon request by Landlord, Tenant will deliver to Landlord a statement in writing certifying;

                 (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect);

                 (ii) the dates to which Rent and other charges have been paid;

                 (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail, and

                 (iv) such other matters relating to this Lease as are requested by Landlord or the holder of any mortgage or trust deed on the Premises, it being intended that any such statement may be relied upon by any prospective purchaser or tenant of the Property and any mortgagees or prospective mortgagees. Without limiting the above, upon request of Landlord, Tenant shall promptly fill out, execute and deliver at the direction of Landlord a statement in the form attached hereto as Exhibit D. Tenant shall execute and deliver whatever instruments may be required for such purposes, and if Tenant fails so to do within fifteen (15) days after demand in writing, such failure shall be an Event of Default hereunder and Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates.

                 Landlord hereby agrees to execute an Estoppel Certificate in form satisfactory to LaSalle National Bank upon execution of this Lease.

28. EXCULPATORY CLAUSE. This Lease is executed by American National Bank and Trust Company of Chicago, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated July 30, 1985, and known as Trust Number 65110 at said Bank. Nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee personally or said beneficiaries, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to perform any covenant, either express or implied, herein contained, to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee (and said beneficiaries, to the extent permitted by law), of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. The Trustee has no agents or employees and merely holds naked title to the property herein described and has no control over the management thereof or the income therefrom and has no knowledge respecting rentals, leases or other factual matters with respect to the Premises, except as represented to it by the beneficiary or beneficiaries of the Trust.

29. LIMITATION ON LANDLORD'S LIABILITY. It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or the partners in Landlord, and any liability of Landlord or the partners in Landlord for damages or breach or nonperformance by Landlord or otherwise arising under or in connection with this Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord's interest in the Land and Building (or if Landlord is the beneficiary of a land trust, Landlord's right, title and interest in such land trust), in each case as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against, Landlord or the partners in Landlord or any of its or their officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. Tenant further expressly understands and agrees that Landlord's Agent executes this Lease, not in its own right but solely as Landlord's Agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord's agent, its shareholders, directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability to pay any indebtedness or sum accruing hereunder or to perform any covenant or agreement whether express or implied herein contained, it being agreed that Landlord shall have sole responsibility therefor.

30. LETTER OF CREDIT. As additional security for faithful and prompt performance of its obligations hereunder, concurrently with the execution of this Lease, Tenant shall deliver to Landlord an unconditional and irrevocable Letter of Credit ("Letter of Credit") in the principal amount of One Hundred Fifty-Eight Thousand and no/100 Dollars ($158,000.00) ("Original Principal Amount") to cover the cost of the constructing the Premises and secure Tenant's obligations hereunder. Landlord may draw upon the Letter of Credit by reason of:

                 (i) any Rent or other sums of money which Tenant may not have paid when due,

                 (ii) any sum expended by Landlord on Tenant's behalf in accordance with the terms of this Lease and/or

                 (iii) Any sum which Landlord may expend or be required to expend by reason of Tenant's default.

Drawing on the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being understood that Landlord shall not be required to first proceed against the Letter of Credit) and shall not operate as a limitation on any other recovery which Landlord may otherwise be entitled. The

Letter of Credit shall be renewed annually during the Term at a declining principal amount equal to the Original Principal Amount less Thirty Thousand and no/100 Dollars ($30,000) per annum, commencing on the second year during the Term.

         IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the date first above written.

LANDLORD                                TENANT

MATAS CORPORATION, AS AGENT FOR         FIRST PREMIUM SERVICES, INC.
AMERICAN NATIONAL BANK AND
TRUST COMPANY OF CHICAGO, not
individuall, but solely and
only as Trustee aforesaid.

BY:___________________________          BY:___________________________
   Its: Vice President                     Its: President

ATTEST________________________          ATTEST________________________
      Its: Vice President                     Its: Secretary

                                                                       EXHIBIT A

         [BLUEPRINT DIAGRAM INTENTIONALLY OMITTED FROM EDGAR VERSION]


                              Third Floor South

                          4,558 Rentable Square Feet

                                  EXHIBIT A-I

                               Base Rent Schedule
                               ------------------

                               Monthly                    Annual
                               -------                    ------

First Month                    Free
Next 11 months                 $5,887.42                  $70,649.00
Next 12 months                 $6,064.04                  $72,768.47
Next 12 months                 $6,245.96                  $74,951.52
Next 12 months                 $6,433.34                  $77,200.07
Next 12 months                 $6,626.34                  $79,516.07
Next 4 months                  $6,825.13                  ------

                                   EXHIBIT B


                               LEGAL DESCRIPTION


LOT 2 IN CORPORATE 500 SUBDIVISION, A SUBDIVISION OF PART OF THE SOUTHWEST 1/4 OF SECTION 33, TOWNSHIP 43 NORTH, RANGE 122, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED FEBRUARY 4, 1988, AS DOCUMENT 2654362, IN LAKE COUNTY, ILLINOIS.

                                   EXHIBIT C
                              (Construction Rider)


         Construction of the Premises: Landlord and Tenant agree that their respective rights and obligations in reference to the construction of the Premises shall be as follows:

         1.      A.       Tenant hereby agrees to cause to be prepared and
submitted to Landlord, at Tenant's expense, a detailed space plan ("Space Plan") showing the location and details of all improvements to be constructed on the Premises. Based on said Space Plan, Landlord's architect shall prepare Architectural and Mechanical Drawings at Landlord's sole cost and expense.

                 B. Landlord hereby agrees to cause to be prepared at it's expense and submitted to Tenant after Tenant's submission under clause A(i) above, for Tenant's approval (which approval shall not be unreasonably withheld), mechanical (sprinkler, air conditioning, heating, electric and plumbing) drawings (the "Mechanical Drawings"), provided that Tenant and Tenant's architect shall be responsible for coordinating the Mechanical Drawings with the Architectural Drawings to the extent the same relate to work which is in addition to or exceeds Building Standard Work. Tenant shall notify Landlord of its approval or disapproval (specifying the reasons therefor) of such submission of same. It is expressly understood and agreed that any delay caused by Tenant's or its architect's failure to coordinate the Mechanical Drawings with the Architectural Drawings as required above, or by Tenant's failure to timely notify Landlord of its approval or disapproval of any Mechanical Drawings submitted by Landlord and any delay caused by changes to said drawings necessitated by changes to Tenant's plans, specifications and drawings shall be "Tenant Delays" hereunder. The approved Architectural Drawings and Approved Mechanical Drawings are herein together referred to as the ("Drawings").

         2.      Performance of Work.

                 A. Landlord, at Landlord's sole cost and expense, shall do or cause to be done the work on a turnkey basis to the extent provided in the Space Plan C7 and Plan Notes prepared by Otis Associates, Inc. and attached hereto as Attachment B. All other work provided for in the Drawings and in any changes thereto made in accordance with Paragraph B below, and any other work which Landlord agrees to perform at Tenant's request and upon submission by Tenant of all necessary amendments or additions to the Drawings (all of such foregoing nonstandard work, including, without limitation, the work provided for in Paragraph 7 below, being herein called "Tenant's Extra Work") shall be done as a Tenant's extra, at Tenant's sole cost and expense as provided in Paragraph 3 below. Without limitation of the foregoing, Tenant and Tenant's architect shall cooperate with Landlord and Landlord's contractor to enable Landlord's contractor to obtain all required building and other permits with respect to the Premises prior to commencement of construction or as soon as possible thereafter and shall, in any event, meet with Landlord's contractor and the Building Department of the Village of Deerfield or other governmental authorities having jurisdiction thereover from time to time upon one (1) day's notice from Landlord or Landlord's contractor and shall immediately make such changes to the Drawings as are required by the Building Department in connection with the issuance of the building and other permits.

                 B. If Tenant shall require any Tenant's Extra Work in addition to that incorporated in the Drawings, Tenant shall deliver to Landlord for its approval, which approval shall not be unreasonably withheld, the necessary additional drawings and specifications (the "Additional Drawings") for the Additional Work. If Landlord does not approve of the Additional Drawings as delivered by Tenant, Landlord, shall within seven (7) business days of submission thereof, advise Tenant of the changes required in the Additional Drawings so that they will meet with Landlord's approval. Tenant shall cause the Additional Drawings to be revised and delivered to Landlord for its final review and approval within seven (7) business days after Tenant's receipt of such advise or Tenant shall be deemed to have abandoned its request for such Tenant's Extra Work. Landlord shall furnish Tenant with written estimates of the cost of the Tenant's Extra Work. Landlord shall in no event be obligated to perform any particular portion of Tenant's Extra Work (whether provided for in the Drawings or in any Additional Drawings) unless and until (i) Tenant has approved the written estimates of the cost of such Tenant's Extra Work submitted by Landlord to Tenant and (ii) paid to Landlord an amount equal to twenty-five percent (25%) of such cost as set forth in said estimate. If Tenant shall fail to approve any such estimates and make such payment to Landlord within seven (7) business days from the receipt of such estimate by Tenant, the same shall be deemed disapproved by Tenant, Landlord shall not be required to proceed thereon and Tenant shall be deemed to have abandoned its request therefor. Subject to the provisions of the next succeeding sentence, the cost for Tenant's Extra Work performed by Landlord shall be paid by first applying the deposit made by Tenant in accordance with the foregoing provisions and the balance of said costs shall be paid from time to time based upon the percent of completion of Tenant's Extra Work within ten (10) days of Landlord's request for payment. All retainage (which shall not exceed five percent (5%), less an amount necessary for the payment of the costs required to be incurred to complete any punch list items shall be paid with the monthly payment request submitted by Landlord after substantial completion of the work in the Premises to be performed by Landlord. Final payment shall be made within fifteen (15) days after completion of all punch list items. In any event, Landlord shall be paid an amount equal to fifteen percent (15%) of the cost of all work to be performed whether such work was performed by Landlord or others, for Landlord's overhead (which overhead is in addition to the general contractor's overhead and profit).

         3. Except as expressly set forth in the Lease (including, without limitation, in this Construction Rider), Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with said terms and conditions of the Lease.

         4. The number of days of delay in substantially completing the Premises arising, directly or indirectly, out of or on account of any of the following events shall constitute "Tenant Delays" hereunder and under the
Lease:

                 (a) Tenant's failure to approve any plans, drawings and/or specifications in accordance with Paragraph 1B hereof; or

                 (b) Tenant's failure to approve cost estimates within the time specified in Paragraph 2 hereof; or

                 (c) Tenant's request for materials, finishes or installations other than Building Standard; or

                 (d) Tenant's changes in the work or the approved drawings and or specifications therefor (notwithstanding Landlord's approval of such changes); or

                 (e) The performance of any work by Tenant or any person, firm or corporation employed by Tenant; or

                 (f) Any other default by Tenant or failure by Tenant or its agents or contractors to perform their respective obligations as and when required under this Work Letter.

         5. Landlord shall permit Tenant and Tenant's agents and contractors which have been approved by Landlord to enter said Premises prior to the Commencement Date in order that Tenant may do such other work as may be required by Tenant to make said Premises ready for Tenant's use and occupancy thereof and, in connection therewith, Landlord shall allow Tenant to have use of the hoist, if any, serving the Building; provided that Tenant's agents and contractors shall reimburse Landlord or Landlord's contractor for the cost of the use of said hoist after normal operating hours and for the cost of the use of said hoist by Landlord's contractors in the Building (whether performing work for Tenant or others) after normal operating hours to the extent the use by said other contractors of the hoist after normal operating hours resulted from the use of the hoist by Tenant's contractors during normal operating hours. Said cost shall be determined at Landlord's reasonable discretion. Scheduling of the use of said hoist shall be at the reasonable discretion of Landlord or its contractor. If Landlord permits such entry prior to commencement of the Term, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord and Landlord's agents and contractors in doing Landlord's work in said Premises or for other tenants and occupants of the Building. Without limitation of the foregoing, Tenant agrees that all services and work performed on the Premises, including telephone installation, carpeting, materials and personal property delivered to the Premises on behalf of or for the account of Tenant shall be performed or delivered, as the case may be, only by persons covered by a collective bargaining agreement with the appropriate trade union. In the event Tenant wishes to assign its contract with one of its separate contractors to Landlord's general contractor, such assignment shall be subject to Landlord's approval and the payment by Tenant of all applicable fees for the Landlord's general contractor and Landlord's coordination. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in said Premises or to properties placed therein prior to the commencement of the Term of the Lease, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when only the Tenant is undertaking construction activities on Tenant's own behalf. In addition to the foregoing, Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant's contractors and certificates evidencing such coverage have been delivered to Landlord.
Tenant's contractors shall secure, pay for and maintain during the continuance of their respective work within the Premises, insurance, which shall be endorsed in all policies to include Landlord (and Landlord's beneficiaries) and its contractor and their respective employees and agents as additional insured parties and which shall provide thirty (30) days' prior written notice of any alteration or termination of coverage, in the amounts and insuring such risks as Landlord may reasonably require.

         6. Tenant, at the time it submits to Landlord its Architectural Drawings, shall designate its representative with respect to the matters set forth in this agreement and such person shall have full authority and responsibility to act on behalf of Tenant as required herein. Changes to the Drawings may be made only by written direction from Tenant to Landlord on a form approved by Landlord, which direction must be signed by Tenant's representative. Tenant's architect shall not be deemed the authorized representative of Tenant unless Tenant specifically advised Landlord in writing of such appointment. Tenant shall inform Landlord in writing of any change in its representative.

         7. Landlord shall give Tenant or shall cause its architect to give Tenant seven (7) days' prior written notice of the date on which the work to be performed by Landlord hereunder shall be substantially completed. Tenant shall then have the obligation to conduct an inspection of the Premises with Landlord and its representatives within seven (7) days of such notice and to give Landlord, within said seven (7) day period, a punchlist of all items to be completed and/or corrected ("Punch List Items"). Any items not on such punchlist shall be deemed accepted by Tenant, except for latent defects which exception, as to latent defects, shall be effective for one (1) year following the Commencement Date (unless such defect was caused by Tenant or its agents, contractors or suppliers).

         8. The failure by Tenant to pay any monies due Landlord pursuant to this Construction Rider within the time period herein stated shall be deemed a default under the terms of the Lease. All late payments shall bear interest pursuant to the Default Rate.

 LANDLORD'S INITIALS                       TENANT'S INITIALS



 ______________________________            ______________________________

                           Attachment A to Exhibit C

                               BUILDING STANDARDS

                 a.       Partitions.

                          (1)     Interior dry wall partitions with 2-1/2"
metal studs, 24 inches on center and 5/8" gypsum board on both sides on the basis of one lineal foot of partition for every 18 square feet of rentable area, outside of the building core. Partitions shall be to the underside of ceiling height. There shall be no jogs, curves or angles in any partition. Partitions terminating at the building walls shall meet either a mullion, a column or a partition enclosure.

                 b. Doors and Bucks. One entry door per Tenant per floor. Entry doors and interior doors will be 3'0" x 8'10" x 1-3/4" solid core, full height, plain sliced mahogany, including metal frames. Interior door(s) supplied on a basis of one door for every 400 square feet of rentable area.

                 c. Hardware. Latch sets, butts and door stops for all interior doors. Lock sets, closer, butts and door stops for entrance doors. Lever hardware to be polished chrome.

                 d. Ceilings. Modular 24" x 24" Armstrong Tegular Fissured Minatone tile with revealed accent suspension system.

                 e. Flooring. Floors will be finished to accept carpet with 2-1/2" vinyl base as required for Building Standard partitions.

                 f.       Electrical.

                          (1)     208/120 volt, 3 phase, 4 wire for lighting,
receptacles and miscellaneous power. 480/277 volt, 3 phase, 4 wire for heating, ventilating and air-conditioning power.

                          (2)     Recessed, fluorescent lighting fixtures, size
24" x 48", with high intensity parabolic lens; not more than one such fixture per 90 square feet of rentable area.

                          (3)     Single pole toggle switches one per
450 square feet of rentable area.

                          (4)     Landlord shall initially install lamps.

                          (5)     One 110V duplex wall receptacle outlet for
every 240 square feet of rentable area and one wall telephone outlet for every 250 square feet of rentable area to be located on partitions.

                          (6)     Exit signs and emergency lighting as required
per Code.

                          (7)     Circuits required by Code to connect items
above to the panel board, as determined by Landlord's engineers.

                 g. Heating, Ventilation and Air Conditioning. Variable Air Volume System with perimeter heating supplied by electric radiant panels above the window line. (Heating and cooling specifications subject to adjustment pursuant to relevant laws and government regulations.)

Design conditions:

         Summer: Outside dry bulb 91 degrees F, wet bulb 75 degrees F; inside 76 degrees F; 50% relative humidity.

         Winter: Outside -10 degrees F, inside 70 degrees F.

                 h.       Painting and Wall Coverings.

                          (1)     Walls shall receive one prime coat and one
finish coat of latex flat paint. Colors to be selected by Tenant from building standard color chart, not to exceed one color per room.

                          (2)     Vinyl or paper wall coverings to be furnished
and installed at Tenant's expense.

                 i. Blinds. Building standard horizontal thinline blinds will be provided at all exterior windows.

                 j. Sprinkler Heads. One concealed head, flush mounted with finished cap, per 225 square feet of rentable area.

                 k. Landlord's Work does not include hardware, 2-1/2" vinyl base or painting for any door or partition supplied as Extra Work.

         [BLUEPRINT DIAGRAM INTENTIONALLY OMITTED FROM EDGAR VERSION]

                                   PLAN C7
                                   --------
                                   #88045.v

                           ATTACHMENT B TO EXHIBIT C


PLAN NOTES:


DOORS:      1.      Building std full height
            2.      Entrance doors to be full ht. glass

GLASS:      1.      Glass partitions are clear in hollow metal frame
            2.      Glass in conference room to receive levelor mini-blinds
            3.      Perimeter glass to receive building standard blinds

CEILING:    1.      Bldg. std 2x2 grid and tile

LIGHTING:   1.      Bldg. std 2x4 light fixtures w/"paracube" lens throughout
                    office space
            2.      Conference room to receive:
                    (a)     (2) Two downlights @ glass wall
                    (b)     (6) Six wall washers
            3.      Undercabinet task lighting at:
                    (a)     Both reception stations
                    (b)     (2) Two kitchen counter locations
            4.      Downlighting in soffit above file area adjacent to work
                    stations
                    1, 2, 3 and 4-(6) six total

FLOORING:   1.      Porcelain tile - 8" x 8" at entrance corridor
            2.      4" x 4" ceramic tile in kitchen
            3.      All rooms carpeted (unless noted otherwise)
            4.      Carpet border in:  reception, conference room, pres. and
                    dir. offices

WALLS:      1.      All walls to receive vinyl wall covering
            2.      Closet interior to be paint

MISC.:      1.      Provide for paging intercom system w/music sound system

ROOM NOTES:

RECEPTION:          1.      Reception counters to be plastic laminate
                    2.      Front reception counter to have top shelf @ 42" H.,
                            counter at 30" H.
                    3.      Planter to be 12" H. pl. lam. box w/galv. sheet
                            metal liner

CONFERENCE
ROOM:               1.      Corner cabinet to have doors w/one (1) shelf
                    2.      Conf. table to be priced as an alternate in
                            construction documents

KITCHEN:         1.       Pl. lam. upper and lower cabinets
                 2.       Include following:
                          (a)     Upright refrigerator
                          (b)     Dishwasher
                          (c)     Stainless steel double sink and faucet
                          (d)     Food disposer
                          (e)     Ice maker
                          (f)     Cold water line to coffee maker
                          (g)     Coffee maker

STORAGE RM:      1.       (5) Five adjustable 12" shelves where noted
                 2.       Mail and fax area to receive pl. lam. upper
                          and lower cabinets as noted
                 3.       Provide blocking in wall at "mail" area for mail
                          bins provided by tenant

COMP. RM:        1.       Pl. lam. countertop (30") w/(2) adj. shelves above

MISC:            1.       Low-ht. partition cap @ sec. station to be plastic
                          laminate
                 2.       Low-ht. partition to be drywall
                 3.       Continuous countertop (adjacent to work stations
                          1, 2, 3, 4) to be plas. lam.
                 4.       Work stations provided by tenant.  Provide power as
                          req'd.
                 5.       Furniture provided by tenant

                                   EXHIBIT D

                           LEASE ESTOPPEL CERTIFICATE

Lease Date:

Landlord:        American National Bank and Trust Company of Chicago, not
                 personally, but as Trustee under Trust No.  65110.

Tenant:

Premises:        Corporate 500 Centre, Building No._, ______Floor

Area:            _______________Sq. Ft.


The undersigned Landlord and Tenant of the above-referenced lease (the "Lease") hereby ratify the Lease and certify to Connecticut General Life Insurance Company (the "Lender") as mortgagee of the Real Property of which the premises demised under the Lease (the "Premises") is a part, as follows:

         1. That the term of the Lease commenced on _______________, 19__ and the Tenant is in full and complete possession of the Premises and has commenced full occupancy and use of the Premises, such possession having been delivered by the original landlord and having been accepted by the Tenant or if the term has not commenced that it will commence on _______________, 19__ and Tenant will take occupancy on
                 _______________, 19__.

         2. That the Lease calls for monthly rent installments of $_______________ to date. Abatement of Base Rent under the Lease runs through _______________, 19__ and thereafter the Tenant is paying monthly installments of Base Rent of $______________ which commence on the ____day of _______________, 19__.

         3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month and the rent has been paid to and including _______________, 19__.

         4. That a security deposit in the amount of $_______________ is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

         5. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

         6. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has: (initial one)

                 ( ) not been amended, modified, supplemented, extended, renewed or assigned.

                 ( ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:
                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

         7. That the Lease provides for a primary term of ______ months; the term of the Lease expires on the ____ day of _______________, 19__; and that: (initial one)

                 ( ) neither the Lease nor any of the documents listed in Paragraph 6, (if any), contain an option for any additional term or terms.

                 ( ) the Lease and/or the documents listed under Paragraph 6, above, contain an option for _____ additional term(s) of _____ year(s) and month(s) (each) at a rent to be determined as follows:_______________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

         8. That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

         9. That this certification is made knowing that Lender and _________________________ are relying upon the representations herein made.

LANDLORD'S INITIALS                    TENANT'S INITIALS



______________________________         ______________________________

                                   EXHIBIT E
                                 (Garage Rider)

         Landlord hereby leases to Tenant and Tenant hereby accepts the lease of two (2) spaces in the subterranean garage in the Building for the entire term of the Lease. The rental with respect to each of the aforesaid spaces shall equal the fair market rental per space as reasonably established by Landlord on an annual basis (which need not be for the same period as the Lease Years hereunder) . The initial rate for such spaces shall be $80 per month with a rate not to exceed $100 during the term of the Lease. Tenant shall pay rent for such spaces to Landlord's Rental Agent on the first day of each month during the term, without any set-off or deduction whatsoever, except that rent for such spaces during the first six (6) months of the Term shall be abated. Failure to pay such sums shall give Landlord the same remedies it would have in the case of failure to pay the Rent specified in Section 4. Tenant shall use such parking spaces only for parking purposes and shall not use any other parking spaces in the garage.

         Landlord shall perform all maintenance of said garage and any costs so incurred by Landlord shall be part of Operating Expenses.

         This lease of the garage space(s) identified above shall extend for the same period of time as the term of this Lease, and upon termination of this Lease or Tenant's right to possession of the Premises, this Lease of said garage space(s) shall also terminate. Upon any such termination, Tenant immediately shall surrender any passkeys to the garage and remove all vehicles from said parking spaces, failing which Landlord may remove same at Tenant's expense.

LANDLORD'S INITIALS                    TENANT'S INITIALS



______________________________         ______________________________

                                   EXHIBIT F
                                (Storage Rider)


         Landlord hereby leases to Tenant and Tenant hereby accepts the lease of _______________storage space in the basement of the Building. Tenant shall pay to Landlord's Rental Agent on the first day of each month during the Term the sum of $_______________ as additional Rent for such space(s). Failure to pay such sums shall give Landlord the same remedies it would have in the case of failure to pay the Rent specified in Section 4. Tenant shall use the storage spaces only for storing office supplies and shall comply with all rules and regulations adopted from time to time by Landlord with respect to such storage spaces. Tenant shall securely lock the storage spaces at all times (and give Landlord duplicates of all keys) and Landlord shall have no responsibility for any theft of Tenant's property so stored.

         Landlord shall perform all maintenance of said storage spaces and any costs so incurred by Landlord shall be paid by Tenant.

         This lease of the storage spaces identified above shall extend for the same period of time as the term of this Lease, and upon termination of this Lease, or Tenant's right to possession of the Premises, this lease of said storage spaces shall also terminate. Upon any such termination, Tenant immediately shall surrender the keys to said spaces and remove all its property from said spaces, failing which Landlord may remove same and dispose of same as it deems fit.

LANDLORD'S INITIALS                    TENANT'S INITIALS



______________________________         ______________________________

                                   EXHIBIT G
                             RULES AND REGULATIONS


         RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building.

         1. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

         2. Tenant shall not paint, display, inscribe or affix any sign, trademark, picture, advertising, notice, lettering or direction on any part of the outside or inside of the Building, or on the Premises, except on the public hallways of the Premises, and then only such name or names or matter and of such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove any other matter, without notice to Tenant and at the sole cost and expense of Tenant.

         3. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or "Corporate 500 Centre" or any other name by which the Building from time to time may be known, on any letterhead, envelope, circular, notice, advertisement, container or wrapping material, without the prior written consent of Landlord.

         4. Tenant shall not use or permit to be brought into or kept in the Premises or on the Property any inflammable oils or fluids, or any explosive or other articles deemed hazardous to person or property.

         5. Tenant shall not: install or operate any refrigerating, heating or air conditioning apparatus without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes or for any immoral or illegal purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals of employees excepted) without the prior written consent of Landlord. In its sole discretion, Landlord may refuse such permission or impose any conditions in granting it, and revoke it at will. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate any policy of insurance carried on the Building or insuring its operation or violate the terms thereof; if any additional amounts of insurance premiums are caused by Tenant's occupancy or use of the Premises, Tenant shall pay to Landlord said additional amounts. At its sole expense, Tenant shall comply with all rules, regulations and requirements of and shall not do or permit anything to be done upon the Premises, or bring or keep anything thereon which is in violation of rules, regulations or requirements of the Deerfield Fire Department, Illinois inspection and Rating Bureau, Fire Insurance Rating Organization, or any other similar authority having jurisdiction over the Building. Tenant shall not do or permit the manufacture, sale or purchase, of any spirituous, fermented, intoxicating or alcoholic liquors.

         6. Tenant shall not place any radio or television antenna aerial wires or other equipment on the roof or on or in any part of the inside or outside of the Building other then the inside of the Premises; operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

         7. Tenant shall not bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal; make or permit any noise, vibration or odor to emanate from the Premises; do anything therein tending to create, or maintain, a nuisance; disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

         8. Tenant shall not: place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly and may be seen from outside the Premises; take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any items normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator shipping platform, or truck concourse. Tenant fully shall cooperate to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

         9. Tenant shall not attach or permit to be attached additional locks or similar devices to any doors, transom or window; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.)

         10.     Tenant shall not overload any floors.

         11. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. (If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.)

         12. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease.

         13. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

         14. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         15. No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

         16. Bicycles shall not be permitted in the Building in other than Landlord designated locations.

         17. Tenant shall cooperate and participate in all security programs affecting the Building.

         18. In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

                                   EXHIBIT H

                                JANITOR SERVICES



GENERAL, PRIVATE OFFICES, LOBBY, LOUNGE

DAILY:
1.       Empty and damp clean ash trays.  Wash as required.
2.       Dust all furniture including desks, chairs, tables.
3.       Dust all exposed filing cabinets, bookcases and shelves.
4.       Dust all telephones.
5.       Clean and sanitize drinking fountains.
6. Spot clean desk tops. (Client paper on desks, drafting tables, filing cabinets, etc. are not to be disturbed.)
7.       Spot clean to remove dirt, fingermarks, etc....from doors, switch plates, light switches, wall areas adjacent to doors, handles, railings, etc....
8.       Clean and service sand urns.
9.       Completely clean glass doors and any entryway glass.
10.      Clean and polish stainless steel and bright metal.


WEEKLY:
1.       Clean and sanitize telephones.
2. Low dust all horizontal surfaces to hand height including sills, ledges, moldings, shelves, picture frames, ducts, radiators.
5.       Wipe clean and rub down interior building metal.


QUARTERLY:
1. High dust above hand height all horizontal surfaces, including shelves, moldings, ledges, pipes, ducts, heating outlets, etc.
2.       Dust pictures, frames, charts and wall hangings.
3.       Dust exterior lighting fixtures.
4.       Dust venetian blinds and window frames.
5.       Vacuum draperies.

TRASH PICK-UP

DAILY:
1.       Empty and clean wastepaper receptacles.
2.       Remove all waste and transport to designated area.

FURNITURE

ONCE EVERY SIX WEEKS:
1.       Vacuum (Fabric)
2.       Damp Clean (Plastic)
3.       Damp Clean (Leather)


WASHROOMS

DAILY:
1. Clean, sanitize and polish all vitreous fixtures including toilet bowls, urinals, hand basins, showers.
2.       Clean and sanitize all flush rings, drain and overflow outlets.
3.       Clean and polish all chrome fittings.
4.       Clean and sanitize toilet seats.
5.       Clean and polish all glass and mirrors.
6.       Empty all containers and disposals, insert liners as required.
7.       Wash and sanitize exterior of all containers.
8.       Empty and sanitize interior of sanitary container.
9.       Dust metal partitions.
10.      Remove spots, stains, splashes from wall adjacent to hand basins.
11. Refill all dispensers to maximum limits--soap, tissue, tissue, towels and sanitary napkin dispensers.

MONTHLY:
1.       Wash and sanitize metal partitions.
2. High dust above hand height all horizontal surfaces including shelves, ledges, moldings, pipes, ducts, heating outlets.
3.       Machine scrub flooring.

AS REQUIRED:

1.       Remove hard water deposits.

FLOORS-RESILIENT AND HARD

DAILY:
1.       Dry dust or sweep.
2.       Sanitize washrooms
3.       Damp mop surfaced flooring.

WEEKLY:
1.       Clean marble flooring, buff as necessary.


MONTHLY:
1.       Wash and spray buff tile floors.


QUARTERLY:
1.       Strip, clean, refinish and machine polish.
2.       Clean and polish baseboards.


CARPET

DAILY:
1.       Vacuum open areas.


WEEKLY:
1.       Detail vacuum (edges, corners, etc.....)

AS REQUIRED:
1.       Inspect for spots and stains.  Remove if possible.

LUNCHROOM

DAILY:
1.       Wash and sanitize table tops, damp clean seats and backs or chairs.
2.       Clean, polish and refill napkin holders.
3.       Empty and damp clean ash trays.  Wash as required.
4.       Empty all containers and disposals.  Sanitize interior.
5.       Wash and sanitize exterior of all containers.
6.       Clean and sanitize drinking fountain.


WEEKLY:
1.       Wash pedestals or legs.
2. Remove fingerprints from doors, frames, light switches, kick and push plates, handles.
3. Low dust all horizontal surfaces to hand height including sill, moldings, ledges, shelves, frames, ducts, heating outlets.

MONTHLY:
1. High dust above hand height all horizontal surfaces including shelves, ledges, moldings, pipes, ducts, heating outlets.
2.       Wash and sanitize chairs.


TRASH PICK-UP

DAILY:
1.       Remove all waste and transport to designated area.

                                   EXHIBIT I

                     COMMENCEMENT DATE AND TERMINATION DATE

                                   AGREEMENT

                                                   Date: _______________, 19__

Supplement to Lease dated ___________________ __, 19__,
between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under a certain Trust Agreement dated the 31st day of August, 1983, and known as Trust Number 65110 (hereinafter referred to as "Landlord"), and _________________________ (hereinafter referred to as "Tenant"), for _____
square feet in the building known as Corporate 500 Centre, 500 Lake Cook Road, Deerfield, Illinois.

Pursuant to the provisions of Paragraph A in Section 3, of the Lease, Landlord and Tenant agree as follows: The Commencement Date of the Lease Term is _______________, 19__, and the Termination Date of the Lease Term is
_______________, 19__.

 LANDLORD'S INITIALS                      TENANT'S INITIALS



 ______________________________           ______________________________

                          FIRST AMENDMENT TO THE LEASE
                                      WITH
                          FIRST PREMIUM SERVICES, INC.


         This First Amendment (the "Amendment") made this 13th day of July 1993, by and between Matas Corporation as agent for AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually, but solely as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110 (the "Landlord"), and First Premium Services, Inc. (the "Tenant") dated July 12, 1991, (the "Lease") amends that certain Lease as follows:

1.       ADDITIONAL PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord additional premises consisting of that certain office space shown outlined in red or by a heavy line on the plan attached as Exhibit A (the "Additional Premises") located on the third floor of the Building at Corporate 500 Centre, 520 Lake Cook Road, Deerfield, IL. The Additional Premises contains three thousand two hundred twenty (3,220) rentable square feet. Upon execution of this Amendment, the Additional Premises and the Premises shall become and be deemed to be a part of the Premises and where appropriate in this Amendment, Premises shall refer to both the Premises and the Additional Premises.

2.       TERM

         Section 2 TERM of that certain Lease is deleted in its entirety and the following is inserted in lieu thereof:

         2. TERM. The term of the lease (the "Term") is for seven (7) years and four (4) months commencing on the first (1st) day of October, 1991, (the "Commencement Date") and ending on the thirty-first (31st) day of January, 1999, (the "Termination Date"), unless sooner terminated as hereinafter provided.

3.       BASE RENT

         A. Section 4 Rent is amended by inserting after the last sentence of subparagraph 4A the following:

         Effective October 1, 1993, the Monthly Base Rent for the Additional Premises shall be payable at the same rate and on the same terms and conditions as the Monthly Base Rent for the Premises. A Base Rent Schedule for the Premises consisting of seven thousand seven hundred seventy-eight (7,778) rentable square feet is attached as Exhibit B.

         B. Section 5(vi) is amended by inserting after the last sentence of Section 5(vi) the following:

         Effective October 1, 1993, "Tenant's Proportionate Share" shall mean four and three hundred twenty-two thousandths percent (4.322%).

         C. Notwithstanding any other provision in this Amendment, Tenant will be deemed to take possession of the Additional Premises as of October 1, 1993. If for any reason whatsoever the Additional Premises is not substantially completed on or before October 1, 1993, the Lease Amendment shall remain in full force and effect, and no liability shall arise against Landlord because of any such delay.

         D. In the event that the Additional Premises are not substantially completed as of October 1, 1993, as a result of Landlord's actions or inactions, as the case may be, and only as a result of Landlord's actions, Rent for the Additional Premises shall abate until the Additional Premises is ready for occupancy.

4.       CONSTRUCTION OF PREMISES

         A. Without limitation of the other terms and provisions of this Amendment or the Lease, Landlord, at Landlord's sole cost and expense, shall construct the Additional Premises in accordance with the space plan dated June 28, 1993, attached as Exhibit C, and approved simultaneously by Tenant with this First Amendment.

                 The Additional Premises shall be constructed using materials of like or similar quality to those used or incorporated in the Premises and the type, appearance and quantity of materials used or incorporated in the Additional Premises shall be used in proportion to the type, appearance or quantity used or incorporated in the Premises.

         B. Except as expressly set forth in the Lease, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with said terms and conditions of the Lease.

         C. The number of days of delay in substantially completing the Additional Premises arising, directly or indirectly, out of or on account of any of the following events shall constitute "Tenant Delays" hereunder and under the Lease:

                 (i) Tenant's failure to approve any plans, drawings and/or specifications within five (5) business days of submission to Tenant for approval; or

                 (ii) Tenant's request for materials, finishes or installations other than those specified in subparagraph 4A; or

                 (iii) Tenant's changes in the work or the approved drawings, specifications or both (notwithstanding Landlord's approval of such changes);

                 (iv) The performance of any work by Tenant or any person, firm or corporation employed by Tenant; or

                 (v) Any other default by Tenant or failure by Tenant or its agents or contractors to perform their respective obligations as and when required.

         D. Notwithstanding anything to the contrary, Tenant shall be entitled to immediate possession for the sole purpose of planning, construction and installation of equipment. Any and all activities of Tenant for the sole purpose of planning, construction and installation of equipment shall not in any manner whatsoever interfere, restrict, obstruct or otherwise hinder Landlord's performance of construction or completion of improvements, and Landlord, in its sole discretion, may request that any work by Tenant cease. Tenant shall coordinate all such work to be performed by Tenant with Landlord.

5.       CANCELLATION OPTION

         A. Subject to the rights of Landlord hereinafter set forth, Tenant shall have the right to cancel this Lease (the "Cancellation Option") effective as of (a) January 31, 1997, (b) July 31, 1997 and
         (c) January 31, 1998 (individually the "Cancellation Date"). In the event Tenant desires to exercise the Cancellation Option, Tenant shall give Landlord written notice (the "Cancellation Notice") of its election on or before the date which is two hundred seventy (270) days prior to the Cancellation Date. If Tenant does not give Landlord the Cancellation Notice prior to said date, Tenant shall conclusively be deemed to have elected not to exercise such Cancellation Option with respect to that certain date and shall have no further rights hereunder with respect to such Cancellation Option with respect to that certain date and said Cancellation Notice shall be deemed to be for the immediately following Cancellation Date, if any, provided the two hundred seventy day period is satisfied.

         B. As a condition precedent to the effectiveness of the Cancellation Option and concurrently with the delivery of the Cancellation Notice, Tenant shall pay to Landlord an amount equal to the unamortized cost of the improvements and construction of the Additional Premises with interest computed at a rate of eight percent (8%) as follows: (i) cancellation date of January 31, 1997, in the amount of Fifty-Seven Thousand Five Hundred Forty-Nine Dollars and Sixty-Seven Cents ($57,549.67); cancellation date of July 31, 1997, in the amount of Forty-Four Thousand Ten Dollars and Eighty-Six Cents ($44,010.86); cancellation date of January 31, 1998, in the amount of Twenty-Nine Thousand Nine Hundred Twenty-One Dollars and Forty Cents ($29,921.40). If Tenant shall fail to timely make such payment, the exercise by Tenant of the Cancellation Option shall be deemed null and void and of no further force and effect, and Tenant shall forfeit any and all further rights and options under this Paragraph and an Event of Default (as defined) shall be deemed to have occurred hereunder and Landlord shall have all rights and remedies on account hereof provided in the Lease.

6.       RIGHT OF FIRST OFFER

         A.      Subject to (1) rights of current tenants of the Building and
         (2) and the rights of the Landlord set forth in that certain Lease and this Section, and provided that an Event of Default is not then existing hereunder beyond the expiration of the applicable grace period, Tenant shall have a right of first offer ("Offer Option") during the Term to lease additional contiguous rentable square feet on the third floor in the Building, on the following terms and conditions:

                 (a) Prior to leasing any contiguous space to another bona fide prospect, Landlord shall notify Tenant that it is offering said space for lease. Tenant, not later than seven (7) business days after the date of Landlord's notice, shall notify Landlord in writing that Tenant desires to exercise the Offer Option for the contiguous space. If Tenant fails to exercise the Offer Option within the seven-day period, the offer option shall be null and void and of no further force and effect.

                 (b) Without limitation of the other terms and provisions hereof, the contiguous space shall be offered to Tenant "as is" and at the then same rate of Monthly Base Rent as applies to the original Premises. The term of the lease for said space shall be coterminous with the Term.

                 (c) If Tenant exercises the Offer Option and an Event of Default is then existing beyond the expiration of the applicable grace period, Landlord shall have the right to cancel such exercise. In such event, the space shall not be added to the Premises.

                 (d) At such time as the right to possession of the contiguous space is delivered to Tenant, it shall become part of the Premises hereunder, the aggregate Base Rent shall be appropriately increased with payment of the additional Base Rent and Tenant's Proportionate Share shall be appropriately adjusted. Rent payments with respect to the contiguous space shall commence the earlier of (i) the date Tenant occupies the contiguous space or (ii) upon substantial completion of the contiguous space. If the date on which the Base Rent payments for the contiguous space is to commence is other than on the first (1st) day of a calendar month, such Base Rent shall be appropriately adjusted and if the date on which Tenant's Proportionate Share is to change is other than the first day of a calendar year, Tenant's Proportionate Share shall be increased only for that portion of the calendar year commencing with the date of delivery of the space to Tenant.

         B. Landlord and Tenant agree to execute and deliver to each other a certificate and an amendment to that certain Lease confirming the terms and conditions of the exercise of the Offer Option and such other documents as may be necessary or desirable.

7.       OTHER PROVISIONS

         Except as specifically provided in this Amendment, any and all other provisions of the Lease, as amended remain and continue in full force and effect and are not modified, altered or amended.


         LANDLORD                          TENANT

         MATAS CORPOPTION                  FIRST PREMIUM SERVICES, INC.

         By:________________________       By:_________________________
         Its:  Vice President              Its:  President

                                                                       EXHIBIT A

                    [BLUEPRINT DIAGRAM intentionally omitted
                              from EDGAR version]




                               Third Floor South

                              Corporate 500 Centre
                               520 Lake Cook Road

                                  EXHIBIT B


BASE RENT

<Capiton>
                            Monthly                           Annual
                --------------------------------  -------------------------------
    Period      Initial   Expansion    Total      Initial   Expansion    Total
--------------  --------------------------------  -------------------------------
First Month         Free                   Free       Free       Free        Free
Next 11 months  5,887.42               5,887.42  64,761.62              64,761.62
Next 12 months  6,064.04               6,064.04  72,768.47              72,768.47
Next 12 months  6,245.96   4,412.46   10,658.42  74,951.52  52,949.52  127,901.04
Next 12 months  6,433.34   4,544.83  110,978.17  77,200.07  54,537.96  131,738.03
Next 12 months  6,626.34   4,681.17   11,307.51  79,516.07  56,174.04  135,690.11
Next 12 months  6,825.13   4,821.61   11,646.74  81,901.56  57,859.32  139,760.88
Next 12 months  7,029.88   4,966.26   11,996.14  84,358.56  59,595.12  143,953.68
Next 4 months   7,240.78   5,115.25   12,356.03  28,963.12  20,461.00   49,424.12

                                                                       EXHIBIT C


                    [BLUEPRINT DIAGRAM intentionally omitted
                              from EDGAR version]




First Premium Services Inc.
Matas Corporation                                 Lieber Architects Inc.

                         SECOND AMENDMENT TO THE LEASE
                                      WITH
                          FIRST PREMIUM SERVICES, INC,


         This Second Amendment (the "Amendment") made this 31st day of March, 1995, by and between Matas Corporation as agent for AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually, but solely as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110 (the "Landlord"), and First Premium Services, Inc. (the "Tenant") dated July 12, 1991, and amended by an Amendment to Lease dated July 13, 1993 (the "Lease") amends that certain Lease as follows:

1 .      ADDITIONAL PREMISES
         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord additional premises consisting of that certain office space shown outlined in red or by a heavy line on the plan attached as Exhibit A (the "Additional Premises") located on the third floor of the Building at Corporate 500 Centre, 520 Lake Cook Road, Deerfield, IL. The Additional Premises contains four thousand three hundred sixty (4,360) rentable square feet. On April 1, 1995 the Additional Premises shall become and be deemed to be a part of the Premises.

2.       TERM
         Section 2 TERM of that certain Lease is deleted in its entirety and the following is inserted in lieu thereof:

         2. TERM. The term of the lease (the "Term") is for eight (8) years and nine (9) months commencing on the first (1st) day of October, 1991, (the "Commencement Date") and ending on the thirtieth
         (30th) day of June, 2000, (the "Termination Date"), unless sooner terminated as hereinafter provided.

3.       BASE RENT
         A. Section 4 Rent is amended by inserting after the last sentence of subparagraph 4A the following:

         Effective April 1, 1995, the Monthly Base Rent for the Additional Premises and for the premises previously delineated in the First Amendment To The Lease, dated July 13, 1993, shall be payable as set forth in the Base Rent Schedule, as revised to include the Additional Premises, attached as Exhibit B.

B.       Section 5(vi) is amended by inserting after the last sentence of
         Section 5(vi) the following:

         Effective April 1, 1995, "Tenant's Proportionate Share" shall mean six and seven hundred forty-five thousandths percent (6.745%).

C. Tenant will be deemed to take possession of the Additional Premises as of April 1, 1995. If for any reason whatsoever the Additional Premises is not substantially completed on or before April 1, 1995, the Lease Amendment shall remain in full force and effect, and no liability shall arise against Landlord because of any such delay.

4.       CONSTRUCTION OF PREMISES

         A. Without limitation of the other terms and provisions of this Amendment or the Lease, Landlord, at Tenant's sole cost and expense, shall construct the Additional Premises in accordance with the space
         plan dated        ,  1995, to be provided by Tenant. Specifications
         and cost estimate to be attached as Exhibit C, and approved by Tenant.

         B. Except as expressly set forth in the Lease, Landlord has no other agreement with Tenant and has no other obligation to do any work or pay any amounts with respect to the Premises. Any work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with said terms and conditions of the Lease.

5.       CANCELLATION OPTION
         A. Cancellation Options set forth in the First Amendment To The Lease, effective as of (a) January 31, 1997, (b) July 31, 1997 and (c) January 31, 1998 are hereby terminated and are null and void and of no further force and effect.

6.       OTHER PROVISIONS
         Except as specifically provided in this Amendment, any and all other provisions of the Lease, as amended remain and continue in full force and effect and are not modified, altered or amended.

         This Amendment is subject to the cancellation of another tenant's lease for the Additional Premises.

LANDLORD                                   TENANT

MATAS CORPORATION                          FIRST PREMIUM SERVICES, INC.


By:______________________                  By:______________________

Its:  Vice President                       Its:  President

                                                                       EXHIBIT A



                        [BLUEPRINT DIAGRAM intentionally
                          omitted from EDGAR version]



                                   Floor Plan

                                   EXHIBIT B

                                   BASE RENT



                                                         Monthly                            Annual
                                             -------------------------------  ----------------------------------
      Dates                      Period       Initial   Expansion    Total     Initial    Expansion     Total
-----------------            --------------  ---------  ---------  ---------  ----------  ----------  ----------
10/01/91-10/31/91 .......... First Month       Free                  Free        Free                    Free
11/01/91-09/30/92 .......... Next 11 months $ 5,887.42           $  5,887.42 $ 64,761.62             $ 64,761.62
10/01/92-09/30/93 .......... Next 12 months   6,064.04              6,064.04   72,768.47               72,768.47
10/01/93-09/30/94 .......... Next 12 months  10,658.42             10,658.42  127,901.04              127,901.04
10/01/94-03/31/95 .......... Next 6 months   10,978.17             10,978.17   65,869.02               65,869.02
04/01/95-06/30/95 .......... Next 3 months   10,978.17  $8,792.10  19,770.27   32,934.51  $26,376.30   59,310.81
07/01/95-09/30/95 .......... Next 3 months   10,978.17   9,055.86  20,034.03   32,934.51   27,167.58   60,102.09
10/01/95-06/30/96 .......... Next 9 months   11,307.51   9,055.86  20,363.37  101,767.58   81,502.74  183,270.32
07/01/96-09/30/96 .......... Next 3 months   11,307.51   9,327.54  20,635.05   33,922.52   27,982.62   61,905.14
10/01/96-06/30/97 .......... Next 9 months   11,646.74   9,327.54  20,974.28  104,820.66   83,947.86  188,768.52
07/01/96-09/30/97 .......... Next 3 months   11,646.74   9,607.37  21,254.11   34,940.22   28,822.11   63,762.33
10/01/97-06/30/98 .......... Next 9 months   11,996.14   9,607.37  21,603.51  107,965.26   86,466.33  194,431.59
07/01/98-09/30/98 .......... Next 3 months   11,996.14   9,895.59  21,891.73   35,988.42   29,686.77   65,675.19
10/01/98-06/30/99 .......... Next 9 months   12,356.03   9,895.59  22,251.62  111,204.27   89,060.31  200,264.58
07/01/99-09/30/99 .......... Next 3 months   12,356.03  10,192.46  22,548.49   37,068.09   30,577.38   67,645.47
10/01/99-06/30/00 .......... Next 9 months   12,726.71  10,192.46  22,919.17  114,540.39   91,732.14  206,272.53